SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement       [ ]  Soliciting Material Pursuant to
                                            sec.240.14a-11(c) or sec.240.14a-12
[X]  Definitive Proxy Statement        [ ]  Confidential, for Use of the
                                            Commission Only
[ ]  Definitive Additional Materials        (as permitted by Rule 14a-6(e)(2))


                             MONTEREY PASTA COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                     [LOGO]

June 15, 1998


Dear Stockholder:

        This year's annual meeting of stockholders will be held on Tuesday, July 21, 1998 at 10:00 a.m., local time, at the Hyatt Regency Monterey, One Old Golf Course Road, Monterey, California.

        The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describes the formal business to be conducted at the meeting, follows this letter.

        After reading the Proxy Statement, please promptly complete, sign, and return the enclosed proxy in the prepaid envelope to ensure that your shares will be represented. Your share cannot be voted unless you date, sign, and return the enclosed proxy or attend the annual meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matter before our stockholders is important.

        A copy of the Company's Annual Report to Stockholders has previously been mailed to you. At the annual meeting we will review Monterey Pasta's activities over the past year and our plans for the future.

        The Board of Directors and management look forward to seeing you at the annual meeting.

                                      Very truly yours,




                                      R. LANCE HEWITT
                                      President and Chief Executive Officer


IMPORTANT: Please complete, date, sign and promptly mail the enclosed proxy card in the accompanying postage-paid envelope to ensure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

                           MONTEREY PASTA COMPANY
                             1528 Moffett Street
                          Salinas, California 93905

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held July 21, 1998

TO THE STOCKHOLDERS:

        Please take notice that the annual meeting of the stockholders of Monterey Pasta Company, a Delaware corporation (the "Company"), will be held on Tuesday, July 21, 1998, at 10:00 a.m., local time, at the Hyatt Regency Monterey, One Old Golf Course Road, Monterey, California, for the following purposes:



        1. To elect seven (7) directors to hold office for one-year terms and until their respective successors are elected and qualified.


        2. To consider and vote upon a proposal to ratify the appointment of BDO Seidman, LLP as the Company's independent public accountants for the fiscal year ending December 27, 1998.


        3. To transact such other business as may properly come before the meeting.

        Stockholders of record at the close of business on June 15, 1998, are entitled to notice of, and to vote at, this meeting and any adjournment or postponement thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at the principal office of Monterey Pasta Company.


                                       By order of the Board of Directors




                                       STEPHEN L. BRINKMAN
                                       Secretary and Chief Financial Officer


Salinas, California
June 15, 1998

STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. PROXIES ARE REVOCABLE, AND ANY STOCKHOLDER MAY WITHDRAW HIS OR HER PROXY PRIOR TO THE TIME IT IS VOTED, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

             PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                          MONTEREY PASTA COMPANY
                           1528 Moffett Street
                       Salinas, California 93905

        The accompanying proxy is solicited by the Board of Directors of Monterey Pasta Company, a Delaware corporation ("Monterey Pasta" or the "Company"), for use at its annual meeting of stockholders to be held on July 21, 1998, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The date of this Proxy Statement is June 15, 1998, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.


                     SOLICITATION AND VOTING OF PROXIES

        This solicitation of proxies is made on behalf of the Board of Directors of the Company and the cost of soliciting proxies will be borne by the Company. In addition to soliciting stockholders by mail through its regular employees, the Company will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

        On June 15, 1998, the Company had outstanding 12,841,812 shares of its Common Stock, $.001 par value, all of which are entitled to vote with respect to all matters to be acted upon at the annual meeting. Each stockholder of record as of that date is entitled to one vote for each share of Common Stock held by him or her on the proposals presented in this Proxy Statement. The Company's Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting.

        All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a stockholder specifies by means of his or her proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy at any time before the time it is exercised by delivering to the Secretary of the Company a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.


                  INFORMATION ABOUT MONTEREY PASTA COMPANY

Security Ownership of Certain Beneficial Owners and Management

        The table on the following page sets forth certain information, as of June 1, 1998 (except as noted in the footnotes to the table), with respect to the beneficial ownership of the Company's Common Stock by (i)each director and director-nominee of the Company, (ii)each person who served as the Chief Executive Officer during the year ended December 28, 1997, (iii) all directors and executive officers of the Company as a group, and (iv) each person or entity known by the Company to own more than 5% of the Company's Common Stock. No other executive officer received total salary and bonus exceeding $100,000 for the fiscal year ended December 28, 1997.

                                                 Amount and
                                                 Nature of
                                                 Beneficial   Percent of
Name and Address of Beneficial Owner(1)         Ownership(2)  Class(2)
----------------------------------------------  ------------  ---------
Clearwater Fund IV, Ltd.......................    1,817,979      12.50%
611 Druid Road East, Suite 200
Clearwater, Florida 34616 (3)
  Reston, VA 22091

Gruber and McBaine Capital Management (4) ....      951,600       6.60%
50 Osgood Place, Penthouse
San Francisco, CA 94133

Kenneth A. Steel, Jr. (5).....................      428,370       2.90%

Daniel J. Gallery (6).........................       87,000         *

Van Tunstall (7)..............................       57,300         *

Floyd R. Hill (8).............................      249,000       1.70%

James Wong (9)................................        5,000         *

R.Lance Hewitt (10)...........................       55,000         *

Charles B. Bonner (11)........................       84,727         *

All Officers and Directors as a
  group (7 persons) (12)......................      553,027       3.80%

-------------------------

* Represents less than 1%

(1) Unless otherwise noted, the address of each named person is: Care of Monterey Pasta Company, 1528 Moffett Street, Salinas, CA 93905.


(2) Includes shares of Monterey Pasta Company Common Stock underlying the options and convertible securities outstanding held by the beneficial owners with respect to whom the calculation is made, but does not include shares of Common Stock that may not be acquired until more than 60 days after June 1, 1998.


(3) Includes 1,746,979 shares held in the name of Clearwater Fund IV, Ltd. and 71,000 shares held by Clearwater Fund IV, LLC, the beneficial owner of Clearwater Fund IV, Ltd.

(4) John D. Gruber and J. Patterson McBaine are the only directors of, and hold all executive offices of, Gruber and McBaine Capital Management ("GMCM"), an investment advisor. GMCM, together with Messes. Gruber, McBaine, and Thomas O. Lloyd-Butler, are the general partners of Lagunitas Partners, L.P. ("Lag"), a California investment limited partnership. Messrs. Gruber and McBaine and GMCM are the general partners of GMJ Investment, L.P. ("GMJ"), a California investment limited partnership. As of June 1, 1998
GMCM had shared voting and investment power over 741,100 shares; Mr. Gruber has sole voting and investment power over 103,700 shares and shared voting and investment power over 741,100 shares; Mr. McBaine has sole voting and investment power over 106,800 shares and shared voting and investment power over 741,100 shares; Lag has sole voting and investment power over 346,600 shares; and GMJ has sole voting and investment power over 12,000 shares.

(5) Includes 300,000 restricted shares purchased with a full-recourse note (renewed as non-recourse effective December 31, 1997) under rights granted on April 30, 1997. Excludes 10,571 shares owned by Constance J. Steel, Mr. Steel's wife, as to which Mr. Steel disclaims beneficial ownership.


(6)   Includes 87,000 exercisable options granted under the 1993 Stock
Option Plan.

(7)   Includes 5,000 exercisable options granted under the 1993 Stock Option
Plan.

(8)   Includes 49,000 exercisable options granted under the 1993 Stock Option
Plan.

(9)   Includes 5,000 exercisable options granted under the 1993 Stock Option
Plan.

(10) Includes 50,000 exercisable options granted under the 1993 Stock Option
Plan.

(11) Includes 51,000 exercisable options granted under the 1993 Stock Option
Plan.

(12) Includes 257,000 exercisable options granted under the 1993 Stock Option Plan.

Board of Directors

        The Company's By-Laws authorize a nine member Board of Directors but the board currently consists of seven directors who will serve until the Annual Meeting of Stockholders to be held in 1999, and until their respective successors are duly elected and qualified. At each Annual Meeting of Stockholders, directors are elected for a full term of one year to succeed those directors whose terms expire on the Annual Meeting date.

        Management's nominees for election at the Annual Meeting of Stockholders to the Board of Directors are R. Lance Hewitt, Charles B. Bonner, Daniel J. Gallery, Floyd R. Hill, Thomas E. Kees, Van Tunstall, and James Wong. If elected, the nominees will serve as directors until the Company's Annual Meeting of Stockholders in 1999, and until their successors are elected and qualified. If any nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although Management knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as Management may designate.

        If a quorum is present and voting, the nominees for director receiving the highest number of votes will be elected as directors. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority, i.e., "broker non-votes," will be counted as present for the purposes of determining if a quorum is present.


        The table on the following page sets forth for the current directors, including the nominees to be elected at this meeting, certain information with respect to age and background.


          Name            Age                  Position                 Since
------------------------  ----  --------------------------------------  ------
Charles B. Bonner          56   Director                                 1995

Daniel J. Gallery          43   Director                                 1995

R. Lance Hewitt            58   Chief Executive Officer, President       1997
                                   and Director

Floyd R. Hill              54   Director                                 1995

Thomas E. Kees             47   Director                                 1998

Van Tunstall               52   Director                                 1997

James Wong                 51   Director                                 1997


The principal occupations of each director of the Company, for the past five years, are as follows:

        Charles B. Bonner, Director. Mr. Bonner served as a Director of the Company from 1993 through January 1995, and was reappointed as a Director effective September 1995. Mr. Bonner is President of Pacific Resources, Inc., a merger and acquisition advisory firm, a position he has held since September 1989. Mr. Bonner also serves as a director for the following privately-owned corporations: O.K. Produce Company, Spencer Fruit Company, Charles Tingey Associates, Organic Food Products, and Murphy's Express.

        Daniel J. Gallery, Director.   Mr. Gallery has been a Director of
the Company since January 1995. In 1984, Mr. Gallery co-founded Denver-based Carts of Colorado, Inc., a designer and manufacturer of mobile and modular merchandising equipment. As Executive Vice President of Sales and Marketing, Mr. Gallery is responsible for worldwide sales and marketing for Carts of Colorado.

        R. Lance Hewitt, President, Chief Executive Officer and Director.
Mr. Hewitt joined the Company in June, 1997 as President and Director. He was named Chief Executive Officer in August of 1997. Mr. Hewitt was most
recently President of Carriage House Fruit Company from 1995 to 1997.   He
was Chief Operating Officer of Ingro Mexican Foods from 1988 to 1995. Hewitt also served as Vice President of Marketing and sales for the Lawry's Foods division of Thomas J. Lipton, Inc., a subsidiary of Unilever, and spent fifteen years with McCormick Schilling, Inc. in various executive capacities.

        Floyd R. Hill, Director. Mr. Hill co-founded the Company in 1989, served as its Secretary/Treasurer and Chief Executive Officer until 1993, and served as a Director of the Company from 1989 until 1994. Mr. Hill became a Director again in January 1995. He also served as the Senior Vice President of Production from August 1993 until November 1995. From 1969 until 1991, Mr. Hill was employed by Eli Lilly & Co. in various marketing and product development positions. Mr. Hill joined Organic Food Products in November 1995 as Chief Operating Officer, and was promoted the Chief Executive Officer in December 1995, a position he held until April of 1998. He is currently serving as an independent consultant to Organic Food Products.

        Thomas E. Kees, Director.    Mr. Kees has served as President, Chief
Executive Officer, and Chairman of Legacy Brands, Inc. since September 1, 1995; Legacy is a licensing and marketing company for highly recognized food products such as Mrs. Field's frozen desserts, Gumby food and beverage items and Mattel's Extreme Dinosaurs. From 1994 to 1995 he was the Senior Vice President of Retail Development at A.C. Nielsen where he founded and
chaired the Nielsen Retail Advisory Board.   Mr. Kees served as Executive
Vice President of Raley's Supermarkets and Drug Centers, a regional sales operator of 85 Stores in Northern California and Nevada, from 1992 to 1994.

        Van Tunstall, Director. Mr. Tunstall was elected to the Board of Directors in February, 1997. He has been an independent consultant with a variety of companies since 1997. Mr. Tunstall was a senior executive with Gilroy Foods, Inc., an international manufacturer of various food product ingredients, from 1977 to 1995. He served as President and Chairman of the
Board from 1991 through  1995.   Previously, Mr. Tunstall held various
positions with McCormick & Company, Inc.

        James Wong,  Director.   Mr. Wong was elected to the Board of
Directors in March, 1997.  He serves as Chairman and Chief Executive
Officer of Directions International, a U.S. based management consulting firm which he founded in 1988. He has worked on five continents facilitating strategic alliances with suppliers and joint venture partners to improve
global market share and profitability.    Mr. Wong serves as a director on a
variety of boards for both profit and not-for-profit, privately held organizations.

        The Company has an Audit Committee, a Compensation Committee and a Nominating Committee. The functions of the Audit Committee include: recommending to the Board, subject to stockholder approval, the retention of independent public accountants; reviewing and approving the planned scope, proposed fee arrangements and results of the Company's annual audit; reviewing the adequacy of accounting and financial controls; reviewing the independence of the Company's independent public accountants; approving all assignments to be performed by the Company's independent public accountants; and instructing the Company's independent public accountants, as deemed appropriate, to undertake special assignments. The members of the Audit Committee during fiscal year 1997 were Charles B. Bonner, Floyd R. Hill and Timothy J. Ryan. The Audit Committee held two meetings during the fiscal year ended December 28, 1997.

        The Compensation Committee's function is to review and recommend executive compensation, including officer salary levels, incentive compensation programs and stock options grants, and executive recruitment matters. The members of the Compensation Committee during fiscal year 1997 were Daniel J. Gallery, Timothy J. Ryan and Van Tunstall. Upon the resignation of Mr. Ryan, James Wong was added to the Committee. During the fiscal year ended December 28, 1997 the Compensation Committee held four meetings. See "REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION."

        Following the resignation of Timothy J. Ryan, effective December
31, 1997, and Robert Steel and Kenneth Steel, Jr., effective January 29, 1998, the Board of Directors appointed a Nominating Committee at its January 29, 1998 meeting consisting of Daniel Gallery and Van Tunstall. The board requested that the members research and propose potential Director candidates.

        Meetings of the Board of Directors. During the fiscal year ended December 28, 1997, the Board of Directors of the Company held five meetings. No director, other than James Wong, attended fewer than 75% of the total number of meetings of the Board. Each director attended 100% of committee meetings on which he was serving during that period.


                      EXECUTIVE COMPENSATION AND OTHER MATTERS

        The table on the following page sets forth information concerning compensation of each person who served as the Chief Executive Officer of the Company during the year ended December 28, 1997 for services in all capacities to the Company, earned during the fiscal years ended December 28, 1997, December 29, 1996, and December 29, 1995. There were no other executive officers of the Company whose total salary and incentive compensation exceeded $100,000 for the year ended December 28, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                            Long Term
                                                                          Compensation
                                        Annual Compensation              ---------------
                              -----------------------------------------  Securities Awards
                                                                           Underlying         All
 Name and Principal Position    Year     Salary      Bonus     Other       Options(#)        Other
----------------------------- --------- ---------   --------- ---------  ---------------   ----------
R. Lance Hewitt                 1997     $94,231 (1)     --     $4,500          100,000 (1)     --
President and Chief             1996         --          --        --              --           --
Executive Officer               1995         --          --        --              --           --

Kenneth A. Steel, Jr.           1997         --  (2)     --        --            20,000 (2)     --
Interim Chief                   1996         --  (2)     --        --              --   (2)     --
Executive Officer               1995         --          --        --              --           --


----------------

Notes:

(1) Mr. Hewitt was appointed President in June of 1997 and Chief Executive Officer in August, 1997. He replaced Kenneth Steel, interim Chief Executive Officer. He is eligible for a 35% bonus upon completing his first full year of employment. For every year thereafter he is eligible for a bonus equal to 15% of his salary for achieving agreed-upon income targets, as approved by the Board of Directors, and an additional 20% of his salary for exceeding income targets by at least 10%. He also vested 50,000 options because he was still employed on the first anniversary of his May 26, 1997 employment agreement, and will vest an additional 50,000 options if still employed on the second anniversary of the agreement. Mr. Hewitt may also receive, at the discretion of the Board of Directors, an additional 200,000 options during the first two years of employment split as follows: 120,000 for achieving agreed-upon business goals in the first year and 80,000 for achieving business goals in the second year. He also receives an auto allowance of $750 per month.

(2) Mr. Steel was appointed Chief Executive Officer on October 5, 1996. He received no salary compensation, but was granted rights to purchase 550,000 shares of Common Stock on April 30, 1997 with a full recourse promissory note for the full amount ($1,031,250) at a per share price of $1.875, subject to time served and performance restrictions. The performance restrictions resulted in the forfeiture of 250,000 shares, and on December 31, 1997 the full recourse note was replaced with a two year non-interest bearing non-recourse note in the amount of $562,500, expiring December 31, 1999.


Stock Options Granted in Fiscal Year Ended December 28, 1997.

        The table on the following page provides the specified information concerning grants of options to purchase the Company's Common Stock in the fiscal year ended December 29, 1996, to the persons named in the Summary Compensation Table.






                       OPTION GRANTS IN LAST FISCAL YEAR

                                   Individual Grants
                      ----------------------------------------------

                                       % of                            Potential
                                       Total                          Realizable
                        Number of     Options                          Value on
                       Securities     Granted                          12/28/97:
                       Underlying       to                  Expir-    Alternative
                         Options     Employees  Exercise     ation    Grant Date
        Name            Granted(2)    in 1997     Price      Date      Value (1)
--------------------- -------------  ---------  ---------  ---------  -----------
R. Lance Hewitt            100,000      46.15     $2.125   05/24/07     $123,000
K. A. Steel,Jr.             20,000*      9.23      1.625   08/26/07       16,200


----------------
(1) The alternative grant date values are based on the modified Black-Scholes option pricing model, assuming no dividend yield, expected volatility of approximately 47%, risk free rate of return of 6.59%, and expected time of exercise generally at half of the original contractual life. Actual values realized on stock options are dependent on actual future performance of the Company's stock, among other factors. Accordingly, the amounts may not necessarily be realized.

(2) The 1993 Stock Option Plan provides that upon, among other things, the dissolution, liquidation, reorganization, merger or consolidation of the Company or the sale of all or substantially all of the assets of the Company, or transfer of control (as such term is defined under Section 7.1 of the Plan), all outstanding options under the 1993 Stock Option Plan shall become immediately exercisable as of the date 30 days prior to the date of transfer of control if such options would otherwise terminate upon consummation of the transaction or if the surviving or successor corporation as the case may be, does not assume the Company's obligations under the 1993 Stock Option Plan, or substitute for such outstanding options.

*These options expired on April 29, 1998 because of Mr. Steel's January 29, 1998 resignation from the Board of Directors of the Company.


Option Exercises and Year-End Values for the Fiscal Year Ended December 28,
1997.

        The following table provides the specified information concerning exercises of options to purchase the Company's Common Stock in the fiscal year ended December 28, 1997, and unexercised options held as of December 28, 1997 by the persons named in the Summary Compensation Table.





                          AGGREGATED OPTION EXERCISES
                              IN FISCAL YEAR 1997
                       AND FISCAL YEAR-END OPTION VALUES


                                                   NUMBER OF SECURITIES
                       SHARES                     UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                      ACQUIRED                         OPTIONS AT             IN-THE-MONEY OPTIONS
                         ON         VALUE           DECEMBER 28, 1997         AT DECEMBER 28, 1997
                      EXERCISE     REALIZED    --------------------------  ---------------------------
        Name             (#)         ($)       EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
--------------------- ---------  ------------  ------------ -------------  ------------ --------------
R. Lance Hewitt            --            --            --        100,000           --           --
K. A. Steel,Jr.            --            --         20,000          --             --           --

        There were no options exercised in 1997 by Mr. Steel or Mr. Hewitt.

Compensation of Directors

        At the Company's Annual Meeting of Shareholders held on January 6, 1995, the Company's shareholders approved an amendment to the Company's
First Amended and Restated 1993 Stock Option Plan (the "1993 Stock Option Plan") to provide for the grant of nonstatutory stock options for 10,000 shares each to non-employee directors of the Company on October 19, 1994, the effective date of the 1993 Stock Option Plan, if such non-employee director was serving at such time or upon appointment or election as a director of the Company at an exercise price per share equal to the fair market value of a share of the Company's Common Stock on the date of grant.

        Each non-employee director will thereafter receive automatic grants of nonstatutory stock options to purchase 10,000 shares of the Company's Common Stock on each anniversary of his or her anniversary date (defined to mean (i) October 19, 1994 for an outside director who was granted an outside director option on such date or (ii) the date upon which any other outside director was first granted an outside director option under the 1993 Stock Option Plan). The director options vest in two approximately equal annual installments commencing one year after the date of grant of the option, provided that the director has continuously served as director from the date of grant. During the fiscal year ended December 29, 1997, the following directors qualified to receive stock options to purchase shares of the Company's Common Stock under the plan: Messrs. Robert Steel, Gallery, Bonner, Hill, Tunstall, Hewitt and Wong. Messrs. Timothy Ryan, and Robert Steel forfeited their director's options since three months has elapsed since their resignations from the Board.

        Options granted to a director who is also an employee of the Company (or to any other employee eligible under the 1993 Stock Option Plan) are subject to different terms under the 1993 Stock Option Plan than those of the non-employee director options. A director who becomes an employee of the Company is no longer eligible for non-employee directors options. Under the 1993 Stock Option Plan, the Board determines for each employee option, among other things, the number of shares of stock underlying the option, the timing and terms of and vesting of its sole discretion, but which shall not be less than the fair market value of a share of Common Stock on the date of grant. The option vests in two approximately equal annual installments commencing one year after the date of grant of the option, provided that the director has continuously served as director or employee from the date of grant.

Directors are also reimbursed for out-of-pocket travel expenses related to Board Meetings and receive a stipend of $1,000 for each meeting attended.


Certain Transactions with Management

                On April 30, 1997, Mr. Kenneth Steel, former Chief Executive Officer, Director, and stockholder was granted rights to purchase 550,000 shares of Common Stock with a full recourse promissory note ("the Note") for the full amount at a per share price of $1.875 per share, subject to time served and performance restrictions. The Note was converted to a two year non interest bearing non-recourse status on December 31, 1997, and was renewed for $562,500, the balance due after the forfeiture of 250,000 shares due to certain Company performance restrictions.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all reports they file under Section 16(a). To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with during the fiscal year ended December 28, 1997, with three exceptions: Mr. Stephen Brinkman, Chief Financial Officer, whose initial report on Form 3 following his appointment was filed late, and one report on Form 4 for Messrs. Kenneth Steel, a former CEO and Director, and Mr. Timothy Ryan, a former Director, were filed late.


                        REPORT OF THE COMPENSATION COMMITTEE
                              ON EXECUTIVE COMPENSATION

                              Compensation Committee For
                             Year Ended December 28, 1997

        The Compensation Committee is comprised of three non-employee directors of the Company. The committee is responsible for setting and administering the policies governing compensation, including cash compensation and stock ownership programs. The goals of the Company's compensation policy are to attract and retain executive officers, who contribute to the overall success of the Company by offering compensation which is competitive in the food processing industry for companies of the Company's size and to motivate executives to achieve the Company's business objectives and reward them for their achievements. The Company uses salary, incentive compensation and stock options to meet these goals. Meetings of the Committee are scheduled as necessary.

        The Company believes that employee equity ownership, through stock options, provides significant additional motivation to executive officers to maximize value for the Company's stockholders. Because the stock options will be granted at the prevailing market price, the stock options will only have value if the Company's stock price increases over the exercise price. Therefore, the Compensation Committee believes that stock options will serve to align the interests of executive officers closely with other stockholders through the direct benefit executive officers receive through improved stock performance. The Committee reviews the 1993 Stock Option Plan and the grant of stock options with the foregoing philosophy. Levels of compensation, particularly bonuses and incentive compensation, are tied to both the overall performance of the Company as well as the effectiveness of each individual executive in adding to that performance.

        Kenneth A. Steel, Jr. was appointed Chief Executive Officer of the Company on October 5, 1996. Due to operating losses incurred by the Company prior to his appointment and the lack of available cash, the entire board agreed that Mr. Steel would receive no cash compensation in fiscal year 1996, but would be granted rights to purchase restricted shares of the Company's Common Stock at a later date. On March 20, 1997 the entire Board approved an agreement between Mr. Steel and the Company to purchase shares of restricted Common Stock. Mr. Steel was granted rights to purchase 550,000 shares of Common Stock with a full recourse promissory note for the full amount at a per share price of $1.875 per share, subject to time served and performance restrictions. The note was converted to a two year non interest bearing non-recourse status on December 31, 1997, and was renewed for $562,500, the balance after the forfeiture of 250,000 shares due to performance restrictions.

        The Committee also established executive compensation packages for R. Lance Hewitt, President and Chief Executive Officer, and Stephen L.
Brinkman, Chief Financial Officer.


                                                THE COMPENSATION COMMITTEE


                                                Daniel J. Gallery

                                                Timothy J. Ryan

                                                Van Tunstall










                          COMPARISON OF STOCKHOLDER RETURN

        Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company's Common Stock with the cumulative total return of the Nasdaq Stock Market (U.S.) ("NASDAQ") and peer issuers for the period commencing on December 7, 1993(1) and ending on December 31, 1997.(2)

Comparison of Cumulative Return from December 7, 1993 through December 31, 1997:
         Monterey Pasta Company, NASDAQ Industrials Index and Peer Issuers
                  Comparison of Five Year Cumulative Return
                   Based on an Initial Investment of $100





                               PERFORMANCE GRAPH




                           Dec. 31, 1993 Dec. 30, 1994 Dec. 29, 1995 Dec. 31, 1996 Dec. 31, 1997
---------------------------------------- ------------- ------------- ------------- -------------
Monterey Pasta Company           $123.7         $75.0         $55.3         $17.1         $15.1
NASDAQ Stock Market(U.S.)         100.9          98.6         139.5         171.5         210.5
Peer Issuers                      105.2          93.0          94.0         120.3         137.8

(1) The Company's initial public offering commenced on December 7, 1993. For purposes of this presentation, the Company has assumed that its initial public offering price of $6.00 would have been the closing sales price on December 6, 1993, the day prior to the commencement of trading.

(2) Assumes that $100.00 was invested on December 7, 1993 in the Company's Common Stock at the Company's initial offering price of $6.00 and at the closing sales price for each index on December 6, 1993, and that all dividends were reinvested. No dividends have been declared on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.


                             ELECTION OF DIRECTORS

        Seven directors are to be elected to the Company's Board of Directors at the 1997 Annual Meeting of Stockholders. Management has not yet identified suitable candidates to serve as the eight and ninth directors.
The Board of Directors continues to evaluate prospective candidates. Management's nominees for election are R. Lance Hewitt, Charles B. Bonner, Daniel J. Gallery, Floyd R. Hill, Thomas E. Kees, Van Tunstall, and James Wong. If elected, the nominees will serve as directors until the Company's Annual Meeting of Stockholders in 1999, and until their successors are duly elected and qualified. If any of the nominees decline to serve or become unavailable for any reason, or if a vacancy occurs before the election (although management knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as management may designate.

        If a quorum is present and voting, the seven nominees for director receiving the highest number of votes will be elected as directors. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority (i.e., "broker non- votes") will be counted as present for purposes of
determining if a quorum is present.   THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS A VOTE "FOR" MESSRS. BONNER, GALLERY, HEWITT, HILL, KEES, TUNSTALL, AND WONG.


        RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        The Board of Directors of the Company has selected BDO Seidman, LLP as the independent public accountants to audit the financial statements of the Company for the fiscal year ending December 27, 1998. A representative of BDO Seidman, LLP is expected to be present at the annual meeting with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

        On October 25, 1996, the Company engaged BDO Seidman, LLP to serve as its independent public accountants, replacing Deloitte & Touche, LLP, who had previously served in that capacity and resigned on October 18, 1996.
This change in accountants was approved by the Company's Board of Directors. During the past two (2) fiscal years and the interim period to October 25, 1996, the former accountants' reports on the financial statements of the Company neither contained any adverse opinion or disclaimer of opinion nor were qualified or modified as to uncertainty, audit scope or accounting principles. There were not any disagreements between the Company and the former accountants on any matters of accounting principles or practice, financial statement disclosure or auditing scope or procedure, which if not resolved to the satisfaction of the former accountants, would have caused them to make reference to the subject matter of the disagreement in its report.

        The affirmative vote of a majority of the votes cast at the annual meeting of stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not be counted as having been voted on the proposal. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 27, 1998.


        STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

        Proposals of stockholders intended to be presented at the next annual meeting of the stockholders of the Company must be received by the Company at its offices at 1528 Moffett Street, Salinas, California 93905, no later than February 15, 1999, and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's proxy statement for that meeting.


                          TRANSACTION OF OTHER BUSINESS

        At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.



                                        By Order of the Board of Directors





                                        STEPHEN L. BRINKMAN
                                        Secretary and Chief Financial Officer


June 15, 1998

                           Front Side of Proxy Card

                            MONTEREY PASTA COMPANY

                     Proxy for Annual Meeting of Stockholders
                        Solicited by the Board of Directors

The undersigned hereby appoints R. Lance Hewitt and Stephen L. Brinkman, and each of them, with full power of substitution to represent the under signed and to vote all of the shares of stock in Monterey Pasta Company ("the Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of said Company to be held at the Hyatt Regency Monterey, One Old Golf Course Road, Monterey, California on Tuesday, July, 21, 1998 at 10:00 a.m., local time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Company's Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

        The Shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted for proposals 1 and 2.


                    CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                             Reverse Side of Proxy Card

A vote FOR the following proposals is recommended by the Board of Directors:

1.   Election of Directors

NOMINEES:   Charles B. Bonner, Daniel J. Gallery,
            Floyd R. Hill, Thomas E. Kees, Van Tunstall,
            James Wong and R. Lance Hewitt

            / /  FOR            / /    WITHHELD

            / /   For all nominees except as noted above

2. To approve the selection of BDO Seidman, LLP as the Company's independent public accountants for the current fiscal year.


           / /   FOR              / /  AGAINST             / /  ABSTAIN

MARK HERE
FOR ADDRESS
CHANGE AND                           / /
NOTE BELOW



Even if you are planning to attend the meeting in person, you are urged to sign and mail the Proxy in the return envelope so that your stock may be represented at the meeting.



Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand on record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above Proxy. If shares of stock are held on record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors, administrators or other fiduciaries who execute the above Proxy for a deceased stockholder should give their full title.
Please date the Proxy.



Signature(s)                                               Date
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